EXHIBIT 99.1

Russell Index to Include Zanett --
Invited to Join the Russell Microcap Index

NEW YORK, NY - July 12, 2005 --ZANETT, INC. (NASDAQ: ZANE) today announced it has been selected to be included in the Russell MicrocapTM Index.

The newly launched Russell Microcap Index, which debuted on July 1, is comprised of the smallest 1,000 securities in the small-cap Russell 2000TM Index along with the next smallest 1,000 companies, based on a ranking of all U.S. equities by market capitalization.

The index offers portfolio managers and other investors a comprehensive, unbiased barometer to compare their performance against the genuine microcap marketplace of stocks. Russell recently posted the complete index membership list at www.russell.com/US/Indexes.

"We are pleased to be added to this new index," said David McCarthy, CEO. "Our inclusion will help generate greater interest in our stock at an institutional level."

Russell indices are widely used by investment managers and institutional investors for index funds and as benchmarks for both passive and active investment strategies. Companies on the list represent more than $2.5 trillion in assets. Investment managers who oversee these funds purchase shares of member stocks according to that company's weighting in the particular index.


About Zanett, Inc. (www.zanett.com)

Zanett is an information technology ("IT") company that provides customized, mission-critical IT solutions to Fortune 500 corporations, mid-market companies, and classified government agencies involved in Homeland Defense and Homeland Security. The Company operates in two segments: Commercial Solutions and Government Solutions. Collectively, the Company and its solutions practices are referred to as The IT Commonwealth TM.

The Company's Commercial Solutions segment provides full lifecycle, high value, end-to-end business solutions including services to initiate, develop and implement e-business systems, application development, project management, business analysis, architecture design, package customization, testing and quality assurance and implementation management, implementation of ERP, supply chain management ("SCM") and customer relationship management ("CRM") systems, and voice and data communications network integration solutions that include the provision of hardware, peripheral equipment and telecommunications lines for voice and data communications networks as well as related security and design services.

The Government Solutions segment specializes in providing advanced software and satellite engineering services with domain area expertise on government and aerospace satellite and IT infrastructure contracts related to Homeland Defense and Homeland Security.

The Commonwealth's overarching mission is to provide comprehensive solutions that exceed client expectations, are delivered on time and within budget, and achieve superior results.

Zanett is headquartered in New York City and has offices in Boston, Cincinnati, Indianapolis, Denver and Orange County, California. Founded in 2000, Zanett is listed on the Nasdaq under the symbol ZANE.

Contacts: Zanett, Inc.
Claudio Guazzoni or David McCarthy, 646-502-1800 corporaterelations@zanett.com

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see Zanett, Inc.'s filings with the Securities and Exchange Commission.